JO Hambro Capital Management Group

Compliance Manual

Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section A.	INTRODUCTION

A.	INTRODUCTION

The SEC has adopted requirements under Rule 206(4)-7 of the Investment Advisers Act of 1940 as amended (“the Advisers Act”). Under these rules JOHCM Ltd and JOHCM USA are required to adopt and implement written policies and procedures reasonably designed to prevent violation of the Advisers Act (collectively referred to as the Compliance Programme). This chapter applies equally to both JOHCM Ltd and JOHCM USA (collectively JOHCM) unless indicated otherwise. The Compliance Programme comprises:

•	This SEC chapter of the Compliance Manual

•	The other sections of the JOHCM Compliance Manual to which it cross refers,

•	The compliance monitoring programme and

•	Individual departmental procedures.

This Compliance Programme will be updated as and when necessary to reflect any changes to the requirements and also changes to our business. In addition, it will be formally reviewed annually to ensure that policies and procedures remain appropriate.

This SEC Compliance Manual Chapter is divided into a number of sections:

A.	This Introduction

B.	Regulatory and Legislative Background

C.	General

D.	Marketing and client take-on

E.	Trading practices

F.	Code of Conduct

G.	Investment Company Act

H.	ERISA

Appendix 1 includes a glossary of US terms as a ready reference to some of the more frequently used jargon.

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section B.	REGULATORY AND LEGISLATIVE BACKGROUND

B.	REGULATORY AND LEGISLATIVE BACKGROUND

It is important to understand some of the regulatory background when looking at the scope of the U.S. and SEC Regulations. This section B on Regulatory Background covers:

•	Legislation Background

•	Overview of the SEC

•	Investment Advisers Act of 1940

•	Investment Company Act of 1940

•	ERISA

•	Options, Futures, Derivatives and so on

•	Advisers Act registration - Which JOHCM Companies are Registered

•	To which clients do the Regulations apply

Later sections of this Chapter look at the Regulations in more detail.

B.1	Legislation Background

Securities transactions in the United States are regulated both by State legislation and also Federal (i.e. national) legislation. As well as the laws enacted by Congress at Federal level and the various State legislation’s at the State level, there is also a wide body of legal precedent established by the courts at both State and Federal levels.

The principal Federal legislation is of long standing and dates back to the 1930’s and 1940’s. These statutes are administered and enforced by the Securities and Exchange Commission (the “SEC”) which is an independent regulatory agency of the Federal Government. The SEC itself also makes rules and regulations under the relevant statutes.

The two central pieces of Federal securities legislation are the Securities Act of 1933 and the Securities Exchange Act of 1934. The Securities Act regulates the primary markets, its objective being to enable U.S. investors to make informed investment decisions by promoting public disclosure of material facts about issues and their securities at the time of issue. The basic principle, though there are some important exceptions, is that no security may be offered in the U.S. if it is not registered with the SEC and is not the subject of a detailed disclosure document, a prospectus.

The Exchange Act regulates the secondary market as well as the activities of certain participants in the securities markets.

Both the Securities Act and the Exchange Act prohibit fraudulent or deceptive practices in connection with the sale of securities. A wilful violation of the Acts is a criminal offence punishable by fine or imprisonment. In addition, the SEC may bring civil actions resulting in injunctions and/or damages which can be substantial.

More recently regulation in the corporate arena has been significantly extended by the Sarbanes – Oxley Act of 2002. This Act introduced a number of reforms to enhance corporate responsibility and financial disclosures and to combat corporate and accounting fraud.

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section B.	REGULATORY AND LEGISLATIVE BACKGROUND

The regulatory landscape was also extended significantly post the Financial Crisis with the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. This Act reformed regulatory arrangements across the banking and investment management sectors and introduced new structural mechanisms to ensure financial stability and ensure no repetition of the events which were perceived to have lead to the Financial Crisis of the late 2000’s

In the investment management field, the five most important pieces of legislation are:

•	The Investment Advisors Act of 1940 which regulates people whose business is providing financial advice to investors including fund managers.

•	The Investment Company Act of 1940 under which investment companies (such as mutual funds) register shares for offers to the public and by which the SEC governs aspects of investment company structure and management.

•	The Employee Retirement Income Security Act of 1974 “ERISA” which sets out further significant responsibilities and restrictions for investment advisers who provide services to employee benefit plans in the U.S.

•	The PATRIOT Act of 2001. To give it its full title the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001”. Is concerned with Anti Money Laundering and other procedures to prevent the financial system being used for illegal activities. In most regards the detailed requirements are similar to the UK requirements in the Anti Money Laundering area which are summarised in the anti money laundering manual chapter – However at the current time the requirements of this US Act do not apply to non-US advisers with an SEC registration but we need to be aware of its existence.

•	The Dodd-Frank Act which significantly extended the scope of regulation of investment managers to include numerous investment advisers, hedge funds and private equity firms, who had previously been exempt from registration. It overhauled the regulation of derivatives and swap products. It also enacted the so called “Volcker Rule” which in broad terms prohibits banks from undertaking proprietary trading and requires the various regulators to prepare rules limiting banks investments in private funds (including private equity and hedge funds).

B.2	Overview of the SEC

The SEC comprises a five person Commission appointed, each for a 5 year term, by the President of the United States (subject to the advice and consent of the U.S. Senate), one of whom is designated as the Commission Chairperson, and approximately 3,500 staff members which contain a mix of lawyers, accountants, examiners, investigators and other professionals.

The SEC staff is organised into divisions and offices with specific responsibilities.

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section B.	REGULATORY AND LEGISLATIVE BACKGROUND

•	The Division of Investment Management is responsible for the regulation of investment companies and investment advisers.

•	The Division of Trading & Markets devises and administers rules applicable to the national exchanges, the SRO’s (eg FINRA (The Financial Industry Regulatory Authority), OTC markets and broker dealers.

•	The Division of Corporation Finance is responsible for disclosure by issuers, e.g. annual and quarterly financial information, and for reviewing filings with the SEC for offerings of new Securities.

•	The Division of Enforcement is responsible for investigating and bringing actions for alleged breaches of the securities laws.

•	The Division of Risk, Strategy and Financial Innovation. This was only established in 2009 to help identify developing risks and trends in the financial markets and to make recommendations as to how these trends and developments affect the SEC’s regulatory activities.

In addition there are a number of Offices, the one which might be most likely to interface most with advisers such as ourselves is:

•	Office of Compliance Examinations and Inspections is responsible for conducting and co-ordinating all SEC inspection programmes.

•	Other divisions include the Office of the General Counsel, the Office of the Chief Accountant, the Office of Credit Ratings, the Office of Investor Education and Advocacy and the Office of International Affairs.

The SEC has broad powers under the Securities Law to issue rules and regulations. These pronouncements include:

•	“proposing” or “adopting” releases - Releases announcing proposals for, or adoption of new rules.

•	“concept” releases - Observations and requests for comments from the financial and legal community about a particular area or provision. Often as a prelude to a rule proposal.

•	“exemptive” releases – issued by SEC staff to provide exemption from the operation of the securities laws and/or rules in relation to a particular transaction.

•	“interpretative” releases - Interpretations of specific statutory or regulatory provisions.

•	“No Action” letters - Staff responses to requests for its view on whether it would recommend enforcement action in a particular transaction. They are known as “no action letters” as they typically state that the SEC staff will recommend no (enforcement) action by the SEC if the transaction is done in the manner described. No action letters are not binding legal interpretations but have become an important source of regulatory guidance.

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section B.	REGULATORY AND LEGISLATIVE BACKGROUND

As well as this interpretative and rule making role, the SEC is also responsible for investigating all breaches of Federal securities law and has wide ranging authority to initiate proceedings in the Federal courts. The SEC also has direct disciplinary powers over the financial intermediaries it regulates, such as broker dealers and investment advisers. The SEC is also authorised by the Exchange Act to oversee the US securities markets, exchanges and OTC markets and industry participants.

B.3	Investment Advisers Act 1940

The Investment Advisers Act (commonly referred to as the “Advisers Act”) defines an investment advisor as “any person who, for compensation, engages in the business of advising others, either directly or indirectly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing or selling securities or who, for compensation and as part of a regular business issues or promulgates analyses or reports concerning securities.” To act as an investment adviser in the U.S. the investment adviser has to be registered with and subject to the regulations of the SEC or if below certain minimum levels of assets under management, by a state regulator.

The detailed requirements of the Advisers Act, a discussion of the scope of the Advisers Act and the regulations made under the Advisers Act by the SEC are considered later in this chapter.

B.4	Investment Company Act 1940

The Investment Company Act (commonly referred to as the “40 Act”) provides for the registration of investment companies with the SEC and lays down the framework for the considerable regulation of such entities. The legal definition of an investment company is lengthy and involved but, in general terms, the entity is similar to the UK concept of a collective investment vehicle such as an OEIC. They were described by the original Senate Committee back in 1940 as “institutions which provide a medium for public investment in common stocks and other securities”. The definitions encompass both open and closed-end funds. In terms of numbers the most common are mutual funds.

JOHCM is the sub adviser to certain sub-funds of the DundeeWealthUS series trust (the JOHCM International Select Fund—which we code as DUNDIN; JOHCM Global Select Fund – DUNGLB and JOHCM Emerging Markets Opportunities Fund – DUNDEMO)) and therefore we have included in this chapter details of the additional responsibilities on an investment adviser as a result of being the adviser or sub adviser to a registered investment company under the 40 Act. The JOHCM Compliance Officer can discuss any particular areas of 40 Act compliance with the CCO of DundeeWealthUS as necessary so any areas of interpretation must be discussed with the Compliance Officer at the earliest opportunity.

B.5	ERISA

The Employee Retirement Income Security Act of 1974 (“ERISA”) was enacted to provide protection to employees in pension and welfare benefit plans of private companies. As well as laying down specific disclosure and reporting requirements on plans and limits on their

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section B.	REGULATORY AND LEGISLATIVE BACKGROUND

operation, ERISA also places fiduciary duties on those, including investment advisers, who are employed by such plans. These fiduciary duties can be split into two. Firstly, a general duty to act solely in the interests of the plan’s participants and beneficiaries, to exercise prudence, maintain adequate diversification of plan investments and to obey the terms of the relevant plan documents. Secondly, fiduciaries are required not to undertake transactions with a broad category of connected persons. This is a complex area and specific guidance in relation to any new clients in this area will be sought from our US Counsel.

B.6	Options, Futures, Derivatives and So On

The SEC regulates the securities options markets and the U.S. Commodities Futures Trading Commission, the commodities markets. Historically the CFTC and SEC have regulated separate sets of instruments.

For example, a single stock put or call option is a security under the U.S. federal securities laws. So too, is an option on a securities index. However, an option on an interest rate is not a security as would be an option on a currency that was not listed on a U.S. exchange. A commodity as defined in the U.S. Commodity Exchange Act (“CEA”) is not a security and falls outside the SEC’s remit.

A full discussion of the intricacies of US options & commodities regulation is beyond the scope of this section of the compliance manual. Because of these intricacies it is important that if JOHCM proposes to offer products involving derivatives to US persons specific advice must be sought through the Compliance Department who will discuss with US Counsel..

B.7	Advisers Act Registration - Which JOHCM Entities are registered

Since we will be holding ourselves out as providing investment management services to US persons JO Hambro Capital Management Limited is registered with and regulated by the SEC under the Investment Advisers Act of 1940. Registration was first granted on 17 October 2009.

JOHCM Ltd does not maintain an office or branch within the USA and conducts its operations from JOHCM’s head office in London. JOHCM does not hold any state registrations. It is not anticipated that our business would require JOHCM to be regulated within a particular state. However whenever we obtain a client we will check state notification and registration requirements with external counsel.

In Spring 2013 the Group established a new subsidiary, JOHCM (USA) Inc, with an office in Mid Town New York. JOHCM USA applied for SEC registration in May 2013.

B.8	To which clients do the Regulations apply

The primary thrust of the U.S. Regulators is in relation to U.S. clients though the scope of their legislation and rulings is such that they theoretically can apply to the whole of the registered adviser’s activities.

Historically, the SEC had taken the view that, once registered, domestic and foreign (i.e. those whose offices and personnel are located outside the U.S.) advisors are subject to the full scope of the Advisors Act for both their U.S. and non-U.S. clients. More recently the SEC has revised this approach and now adopts a “conduct and effects” approach. Under the “conducts and effect” approach, the SEC consider that it regulates advisory activities that take place in the U.S. as well as advisory services that have effects on U.S. markets or U.S. clients.

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section B.	REGULATORY AND LEGISLATIVE BACKGROUND

In 1993, the SEC issued a so called “no action letter” to Mercury Asset Management plc concerning the split of U.S. and non-U.S. clients. The SEC in that document said that the Advisors Act generally should not govern the relationship between a foreign registered advisor and its non-U.S. clients. However, to enable the SEC to monitor and enforce the foreign advisors obligations to its U.S. clients and to ensure the integrity of U.S. markets, a foreign registered advisor must comply with the record-keeping requirements of the Advisors Act and provide the SEC with access to foreign personnel with respect to all its activities, even if those activities relate to non-U.S. clients.

In summary, therefore, the registered investment advisors within the Group must:

•	Comply fully with all the requirements of the Advisers Act with respect to its U.S. clients.

•	Comply fully with the record-keeping requirements of the Advisers Act with respect to all clients

•	Provide the SEC promptly with any such books and records.

•	Make all JOHCM staff available for discussions with the SEC on request.

•	List on the appropriate Form ADV all Directors and also those investment managers who provide advice to U.S. clients

•	Not hold ourselves out to non-U.S. clients as being registered under the Advisers Act.

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section E.	GENERAL

C.	GENERAL

This section of the manual looks at a number of general issues relevant to the US client business:

1.	Senior Management Responsibility

2.	Compliance programme

3.	Maintaining compliance with relevant rules and requirements

4.	Written disclosure statements

5.	Additional financial and disciplinary disclosure

6.	Disclosure to the SEC and other regulators

7.	Disaster recovery

8.	Record keeping

9.	Email retention

10.	Privacy policy and procedures

11.	Calculation of advisory fees

C.1	Senior management responsibility

As a result of past regulatory failures, regulators (including the SEC) expect senior management to be responsible for the conduct of the business.

In meeting these requirements as with all other aspects of our business, JOHCM requires the directors and senior management to take appropriate practical responsibility for the firm’s arrangements, including supervising staff on an ongoing basis and take responsibility for the conduct of their staff.

The concept of senior management responsibility should be considered in all aspects of our business, from review of outgoing documentation to delegation to staff and the construction of policies and procedures. The approach for US purposes is essentially the same as for UK regulations and is covered in more detail elsewhere in the Compliance Manual.

C.2	Compliance programme (required by rule 206(4)-7)

The SEC Rule, which was adopted only as recently as 2004, requires registered investment advisors to adopt the following:

•	Policies and procedures. Adopt and implement written policies and procedures reasonably designed to prevent violation, by the firm and its supervised persons, of the Act and the rules that the SEC has adopted under the Act;

JOHCM has produced this compliance programme that supplements other existing documentation. The requirements under the Advisers Act, along with the requirements under the FCA and best practice, form the basis of our standard controls and procedures. The Compliance Programme assists us in being able to demonstrate that we have met all the requirements of the Advisers Act.

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section E.	GENERAL

This document will be maintained by Compliance and made available to all staff on the intranet.

•	Annual review. Review, no less frequently than annually, the adequacy of the policies and procedures established and the effectiveness of their implementation; and

On an annual basis, Compliance will formally review the compliance programme. This will be coordinated with the annual review of the JOHCM Compliance Manual. Departmental procedures will be reviewed periodically.

A summary of the previous years compliance monitoring will be prepared in Q1 of each year to evidence compliance with this Advisers Act requirement.

•	Chief compliance officer. Designate an individual responsible for administering the policies and procedures adopted.

This person should be competent and knowledgeable of the Advisers Act and should be empowered with full responsibility and authority to develop and enforce appropriate policies and procedures for the firm. JOHCM Ltd and JOHCM USA have each appointed Nick Pitt-Lewis as their Chief Compliance Officer alongside his Head of Compliance role under the UK regime.

The rule provides considerable latitude to advisers in determining these policies and procedures but requires them to address, at a minimum, the following issues to the extent that they are relevant:

•	portfolio management processes, including allocation of investment opportunities and compliance with clients’ investment objectives and restrictions;

•	trading practices, including best execution and soft dollar arrangements;

•	proprietary trading of the adviser and personal trading activities of its employees;

•	accuracy of disclosures;

•	safeguarding of client assets;

•	creation and maintenance of required records;

•	marketing services, including the use of “solicitors”;

•	valuation of client assets and the assessment of fees based on those valuations;

•	safeguards for client privacy protection; and

•	business continuity plans.

The Chief Compliance Officer may make exceptions, on a case by case basis, to any of the provisions of this manual after considering the facts and circumstances involved.

All of these are covered in the following sections.

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section E.	GENERAL

C.3	Maintaining compliance with relevant rules and requirements

JOHCM needs to ensure that its policies, procedures and practices reflect the current US regulatory rules and requirements, including “exemptive orders” and “no-action letters”.

Awareness of regulatory change will be gained from the following sources:

•	Advice from legal advisers;

•	Use of information service providers (including AIMR and ICI); and

•	Review of the SEC website.

When JOHCM receives information relating to or identifies that there has been an amendment to a regulatory requirement or the introduction of a requirement, whether as a result of new legislation, an exemptive order or a no-action letter, the Head of Compliance will assess the impact on our current procedures and ensure that any necessary action is undertaken. Advice will be obtained from our US Counsel, Winston & Strawn, Chicago as appropriate.

C.4	Written Disclosure Statements – Form ADV Part I & II (encompassing Rule 204-3)

All firms are required to file a form ADV when they register with the SEC as an investment advisor. Form ADV has two parts.

•	Part 1 provides information about an adviser’s business, the persons who own or control the adviser, and whether the adviser or certain of its personnel have been sanctioned for violating the securities laws or other laws.

•	Part II is a written disclosure statement that provides information about business practices, fees, and conflicts of interest the adviser may have with its clients.

Both parts of the ADV are filed with the SEC and are publicly available through their website.

Thereafter firms are required to file an Annual Updating Amendment to their Form ADV within 90 days of the end of their fiscal year.

Part I of the ADV is updated annually by the Head of Compliance by the end of June each year. This is diarised in the overall compliance monitoring programme.

Part II of the ADV is maintained jointly by the Compliance Department and the Institutional marketing team. It is updated as and when necessary and reviewed annually along with Part I of the ADV to ensure that it remains up to date

The ADV should be delivered to an advisory client or prospective advisory client (i) not less than 48 hours prior to entering into any written or oral investment advisory contract with such client or prospective client, or (ii) at the time of entering into any such contract, if this is not done the advisory client has a right to terminate the contract without penalty within five business days after entering into the contract.

Thereafter we are required each year to deliver or offer in writing to deliver upon written request an updated copy of the Part II ADV to each of our advisory clients . Where a client requests this document, this should be provided within seven days of the receipt of the request.

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section E.	GENERAL

C.5	Additional financial and disciplinary disclosure (Rule 206(4)-4)

An investment adviser must disclose to any client or prospective client all material facts. Notably this should be considered with respect to:

•	Any financial circumstances of the adviser that is reasonably likely to impair the adviser’s ability to meet contractual commitments to clients; or

•	Any legal or disciplinary event that is material to an evaluation of the adviser’s integrity or ability to meet contractual commitments to clients.

Such a legal event would include:

•	Successful or on-going criminal or civil action in relation to investment related business or other financial crime within the last 10 years; or

•	Disciplinary action or investigation by any regulatory body or self regulating organisation within the last 10 years. and

•	involving the adviser or a management person of the adviser (a person with power to exercise, directly or indirectly, a controlling influence over the management or policies of an adviser which is a company or to determine the general investment advice given to clients)

There are currently no such items requiring disclosure.

C.6	Disclosure to the SEC and other regulators

JOHCM is required, under the Advisers Act and as a matter of professional conduct and best practice, to ensure that any disclosure made to the SEC or any other regulator (whether as part of a registration application or in an on-going report) is true and should not wilfully omit to state in any such application or report any material fact.

In addition to the above rule, there is also the principle that a firm should disclose relevant information to the SEC (and any other regulator) in a timely manner. This is consistent with FCA practices.

C.7	Business Continuity Planning (including disaster recovery)

The US rules and requirements are essentially the same as those in the UK and thus there are no additional items to be covered in the JOHCM Business Continuity Plan which is detailed in a separate manual.

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section E.	GENERAL

C.8	Recordkeeping and Record Retention (encompassing rule 204-2)

The SEC has very detailed rules in this area which are a corner stone of their regulatory system. Every investment adviser has to record and maintain the following books and records relating to its investment advisory business:

Client transaction and fund accounting records

•	Records of cash receipts and disbursements and any other records of original entry forming the basis of entries in any ledger.

•	General and auxiliary ledgers (or other comparable records) reflecting asset, liability, reserve, capital, income and expense accounts.

•	Details of each order given by the investment adviser for the purchase or sale of any security showing, including the date and time of the order, any cancellation or modification of the order and identity of the person making the order, the account that it was for and the execution details. Similar records should be maintained of any instructions received by the investment adviser from the client concerning the purchase, sale, receipt or delivery of a particular security.

•	A list or other record of all accounts in which the investment adviser is vested with any discretionary power with respect to the funds, securities or transactions of any client.

Principal transactions

•	A record of every transaction in a security in which the investment adviser or any advisory representative has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, except (i) transactions effected in any account over which neither the investment adviser nor any advisory representative of the investment adviser has any direct or indirect influence or control; and (ii) transactions in securities which are direct obligations of the United States. Such record shall state the title and amount of the security involved; the date and nature of the transaction (i.e., purchase, sale or other acquisition or disposition); the price at which it was effected; and the name of the broker, dealer or bank with or through whom the transaction was effected. Such record may also contain a statement declaring that the reporting or recording of any such transaction shall not be construed as an admission that the investment adviser or advisory representative has any direct or indirect beneficial ownership in the security. A transaction shall be recorded not later than 10 days after the end of the calendar quarter in which the transaction was effected.

Legal records

•	All powers of attorney and other evidences of the granting of any discretionary authority by any client to the investment adviser, or copies thereof.

•	All written agreements (or copies thereof) entered into by the investment adviser with any client or otherwise relating to the business of such investment adviser as such.

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section E.	GENERAL

Financial records

•	All relevant financial records of the investment adviser including cheque records, bank statements and cash reconciliations of the investment adviser, bills or statements (or copies thereof), paid or unpaid, relating to the business of the investment adviser and trial balances, financial statements, and internal audit working papers relating to the business of such investment adviser.

Client communication and marketing

•	Originals of all written communications received and copies of all written communications sent by such investment adviser relating to (A) any recommendation made or proposed to be made and any advice given or proposed to be given, (B) any receipt, disbursement or delivery of funds or securities, or (C) the placing or execution of any order to purchase or sell any security.

•	If the investment adviser sends any notice, promotion or other advertisement to more than 10 persons, they are not required to keep a record of the names and addresses of the persons to whom it was sent; except that if such notice, promotion or other advertisement is distributed to persons named on any list, the investment adviser shall retain with the copy of such notice, circular or advertisement a memorandum describing the list and the source thereof.

•	A copy of any notice, promotion or communication that the investment adviser circulates or distributes, directly or indirectly, to 10 or more persons (other than persons connected with such investment adviser), and if such notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication recommends the purchase or sale of a specific security and does not state the reasons for such recommendation, a memorandum of the investment adviser indicating the reasons therefore.

The procedures in place for all departments and the controls built into systems ensure that appropriate records are maintained. Record keeping is covered in more detail in the individual department procedures and by the control procedures in place.

As part of the compliance monitoring that is undertaken across the business, consideration is given to the adequacy of the record keeping, including that the necessary records are maintained and that they can be retrieved on a timely basis.

C.9	E-mail retention

It is all staff’s responsibility to ensure that relevant e-mails are retained in the same manner as other forms of correspondence are retained. It is not JOHCM’s policy to retain a full back up of all e-mails sent and received. Limited back ups are taken to enable JOHCM to “re-create” an e-mail account in the event of a disaster or systems problem.

A daily backup of JOHCM’s e-mail server is taken every night and held at a disaster recovery site. This would allow JOHCM to replicate e-mail accounts in the event of needing to invoke disaster recovery procedures.

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section E.	GENERAL

This daily backup is retained for 30 days. Please note that this is a snapshot of the e-mail account - it will only include e-mails that were on the server at the time that the back up was taken. IT are responsible for ensuring that these back up records are “wiped” after these time limits have passed.

In particular special circumstances there may be a business, legal or regulatory need to maintain particular back up records for longer than these specified periods. All such circumstances must be notified to and agreed with the Head of Compliance and a list of all such records held shall be maintained by IT. On a quarterly basis IT will provide the Head of Compliance with a list of such records and seek approval for the continued retention or deletion as the case may be.

C.10	Privacy policy and procedures

We have a responsibility to maintain confidentiality around our clients’ investments and any other information that we maintain on clients (e.g. settlement details, client specific terms of business and indeed the fact that they are a client).

Information on clients’ holdings (whether through a fund or a segregated portfolio) should not be made available to third parties (except where required under any relevant securities legislation or following a specific request by an authorised signatory of the client).

Our formal privacy policy is included in our Form ADV Part II

C.11	Calculation of advisory fees and performance fees

All advisory fees must be calculated in accordance with the prospectus or investment management agreement and billed to clients appropriately (please also see the section entitled Client Agreements which covers the disclosure of fee agreements in client agreements).

The Advisers Act includes a rule which provides that a registered investment advisor may not charge fees “on the basis of a share of capital gains upon or capital appreciation of the funds of the client” i.e. performance fees except in particular circumstances the main ones of which are:

•	In contracts with investment companies if the fee is based on the asset value of the company averaged over a specified period of time and increasing or decreasing proportionately with the funds investment performance relative to an appropriate index. (This is sometimes referred to as a Fulcrum Fee). The terms “investment performance”, specified period and “investment record” are all defined in some detail in the Advisers Act Rules

•	Contracts with a “qualified client” which is a client who is either:

•	An individual or company with funds managed by the adviser of at least $750,000

•	An individual or company who the adviser reasonably believes had net worth of at least $1.5 million

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section E.	GENERAL

•	A director or other executive officer of the adviser or an employee of the adviser involved in investment activities.

•	Where the contract is with a non US resident person

For institutional segregated mandates our minimum mandate size will mean that such a client would be a qualified client.

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section D.	MARKETING AND CLIENT TAKE ON

D.	MARKETING AND CLIENT TAKE ON

This section of the chapter looks at a number of marketing and client take on related issues:

1.	Marketing and media relations

2.	Promotion of private funds

3.	Use of solicitors

4.	Client agreements

5.	Performance data guidelines

D.1	Procedures for marketing and media relations (encompassing the requirements of Rule 206(4)-1)

As a registered investment adviser, and as a matter of good professional conduct, we have a general obligation to ensure that all information provided to an existing or prospective client, to the media or to any other relevant person is accurate and is clear, fair and not misleading.

The Advisers Act does not directly grant powers to the SEC to regulate the sales practices of investment advisers. The thrust of the SEC regulations is in two areas; firstly they require advisers to provide new and existing clients with disclosure concerning the advisers’ policies and staff primarily through the Form ADV. The second area is the SEC specific requirements over advertising that are summarised below.

Advertising

An investment adviser should not directly or indirectly, publish, circulate, or distribute any advertisement:

•	Which refers, directly or indirectly, to any testimonial of any kind concerning the investment adviser or concerning any advice or other service rendered by such investment adviser; or

•	Which refers, directly or indirectly, to past specific recommendations of such investment adviser which were or would have been profitable to any person (although there may be some conditions where this is permitted); or

•	Which represents, directly or indirectly, that any graph, chart, formula or other device being offered can in and of itself be used to determine which securities to buy or sell, or when to buy or sell them; or will assist any person in making his own decisions as to which securities to buy, sell, or when to buy or sell them, without prominently disclosing the limitations thereof and the difficulties with respect to its use; or

•	Which contains any statement to the effect that any report, analysis, or other service will be furnished free or without charge, unless such report, analysis or other service actually is or will be furnished entirely free and without any condition or obligation, directly or indirectly; or

•	Which contains any untrue statement of a material fact, or which is otherwise false or misleading.

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section D.	MARKETING AND CLIENT TAKE ON

Description of the Regulator

For U.K. advertisements, the issuing company has to state both its name and also the fact that it is “authorised and regulated by the Financial Conduct Authority. The approach of the SEC is different. They believe that such a statement might imply some measure of SEC approval of the attached documentation particularly were it is sent to non-U.S. clients. The phrase “Registered with the SEC” or “Regulated by the SEC” should therefore not be used on advertising material.

It is, however, permissible to describe a U.S. regulated company as “investment advisers”. The SEC views this as a general descriptive category which can be used on general advertisements, letterheads, business cards etc. We should not, however, use the phrase “investment counsel”. This has a narrower meaning in the U.S. akin to that of a U.K. Independent Financial Adviser and is applicable only to those who are independent, and provide investment advisory services which address the particular investment needs of individuals, the equivalent of IFAs.

All general marketing material (e.g. brochures, generic presentations, newsletters) is prepared by the marketing department and should be signed off by an appropriate person within the business. This sign off confirms that the material meets the regulatory and best practice requirements, including that it is clear, fair and not misleading. Such materials should then be passed to Compliance for review, along with any necessary documentation to back up stated facts and figures.

D.2	Promotion of Private or Restricted Funds

In general terms only pooled funds which are registered under the Investment Companies Act (The 40 Act) may be promoted to the public. There are however two important exemptions which allow the limited promotion of so called “private funds” to a restricted set of investors.

A “private fund” is a company:

•	Which would be required to be a registered investment company under the 40 Act if it did not fall within one of the two following exemptions:

a)	Any fund which is not making and does not intend to make a public offering of securities in the US and which is beneficially owned by not more than 100 persons. The 3(c)1 exemption.

b)	Any fund which is not making and does not intend to make a public offering of securities in the US and which is beneficially owned by persons who are “qualified purchasers”. A qualified purchaser includes an individual or a family company which owns not less than $5 million in investments, certain trusts and any other person who owns and invests on a discretionary basis not less than $25 million. The 3(c)7 exemption.

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section D.	MARKETING AND CLIENT TAKE ON

The JOHCM International Select Fund LP (the Delaware Limited Partnership) will be promoted initially under exemption 3(c)1 but will only accept investors who would allow the fund to benefit from the 3(c)7 exemption.

D.3	Use of “solicitors” (encompassing Rule 206(4)-3)

In US speak a “solicitor” is someone such as a marketing agent, who solicits for business for an investment advisor.

If an investment adviser uses the services of a solicitor and pays a cash fee, directly or indirectly, to a solicitor with respect to the solicitation activities, the following conditions must be met:

•	The investment adviser must be registered under the Advisers Act;

•	The solicitor must not be a person barred under section 203(f) of the Advisers Act from association with an investment adviser, or have been convicted within the previous ten years of any felony or misdemeanour involving investment related or financial conduct or have been sanctioned by the SEC or any other regulatory body for misconduct (see the Act for specifics of the type of offences covered); and

•	The cash fee is paid pursuant to a written agreement with the adviser.

The written agreement should:

•	describe the solicitation activities to be engaged in by the solicitor on behalf of the investment adviser and the compensation to be received;

•	contain an undertaking by the solicitor to perform his duties under the agreement in a manner consistent with the instructions of the investment adviser and the provisions of the Act and the rules thereunder; and

•	require that the solicitor, at the time of any solicitation activities for which compensation is paid or to be paid by the investment adviser, provide the client with a current copy of the investment adviser’s ADV and a separate written disclosure document described (below)

The investment adviser should receive from the client, prior to, or at the time of, entering into any written or oral investment advisory contract with such client, a signed and dated acknowledgment of receipt of the investment adviser’s written disclosure statement and the solicitor’s written disclosure document. (Note: The investment adviser shall retain a copy of each such acknowledgment and solicitor disclosure document as part of the records required to be kept. The investment adviser should make a bona fide effort to ascertain whether the solicitor has complied with the agreement, and has a reasonable basis for believing that the solicitor has so complied.)

The separate written disclosure document required to be furnished by the solicitor to the client shall contain the following information:

•	The name of the solicitor;

•	The name of the investment adviser;

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section D.	MARKETING AND CLIENT TAKE ON

•	The nature of the relationship, including any affiliation, between the solicitor and the investment adviser;

•	A statement that the solicitor will be compensated for his solicitation services by the investment adviser;

•	The terms of such compensation arrangement, including a description of the compensation paid or to be paid to the solicitor; and

•	The amount, if any, for the cost of obtaining his account the client will be charged in addition to the advisory fee, and the differential, if any, among clients with respect to the amount or level of advisory fees charged by the investment adviser if such differential is attributable to the existence of any arrangement pursuant to which the investment adviser has agreed to compensate the solicitor for soliciting clients for, or referring clients to, the investment adviser.

JOHCM currently does not use “solicitors” but we need to be mindful of these requirements should this change.

D.4	Client agreements (encompassing requirements from section 205 of the Advisers Act)

JOHCM would be required to establish advisory contracts with any segregated clients before commencing investment advisory business. This ensures that both parties understand the extent of their responsibilities and the main contract terms.

All advisory contracts must meet the requirements of Section 205 of the Advisors Act.

All contracts should provide that no assignment of such contract shall be made by the investment adviser without the consent of the other party to the contract or that the investment adviser, if a partnership, will notify the other party to the contract of any change in the membership of such partnership within a reasonable time after such change.

Please note that the UK regulations also specify certain provisions that should be in a contract. These do not conflict with the Adviser Act requirements.

All contracts should be reviewed by the Head of Compliance, who will decide whether to use external counsel for the review, before being signed by a director of JOHCM Ltd or JOHCM USA as relevant.

D.5	Performance data guidelines - GIPS compliance

The presentation of track records based on AIMR / GIPS standards would ensure compliance with SEC requirements. JOHCM produces performance composites which comply with GIPS standards. Further details of the use of these and disclosures required in the US are set out in the detailed GIPS notes prepared by the JOHCM performance team.

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section D.	MARKETING AND CLIENT TAKE ON

In the absence of GIPS complaint data the SEC guidance on presentation of actual results requires for example disclosure of:

•	the effect of any material market or economic conditions on the results;

•	whether the results reflect the reinvestment of dividends and other earnings;

•	the possibility of loss;

•	all material facts relevant to the comparison;

•	material conditions, objectives or investment strategies used to obtain the results; and

•	whether the actual results relate to only a select group of the adviser’s clients, the basis for the selection and any material effect the selection had on the results.

The track record should normally show performance net of advisory and other funds. However an adviser may provide prospective clients with performance results for advisory accounts on a “gross basis” in a one-on-one presentation to wealthy or institutional clients, so long as written disclosure is made at the time of presentation that:

•	performance figures do not reflect the deduction of advisory fees;

•	the client’s return will be reduced by such fees and expenses;

•	the adviser’s fees are described in Part II of the adviser’s Form ADV; and

•	an example is provided to the prospective client that shows the effect an advisory fee would have on the total value of the client’s account, compounded over a period of years

The required disclosures are set out in the JOHCM performance teams disclosure notes

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section E.	TRADING PRACTICES

E.	TRADING PRACTICES

The implementation of appropriate trading practices that are clear, robust and well understood within the business is key to ensuring that we meet not only our obligations under the Advisers Act and our disclosure to clients, but also ensure that we meet relevant best practices within the industry. The following sections look at the US approaches in this area

1	Adherence to investment policies and investment restrictions

2	Trade aggregation and allocation policy

3	New Issues (IPO’s)

4	Insider trading and the use of non-public information

5	Best execution

6	Soft dollar

7	Directed Brokerage

8	Transactions with Affiliates, Switches and acting as Principal

9	Custody

10	Proxy voting and reporting

11	Portfolio valuation

12	Class Actions

E.1	Adherence to investment policies and investment restrictions

JOHCM is required to ensure that in managing a fund or portfolio, we adhere to the investment objective/policy and to the specific investment restrictions/guidelines, whether set by a client in the IMA or in a fund’s prospectus. This includes managing the fund/portfolio in accordance with other soft restrictions on portfolio construction as described by the fund managers to prospective clients.

Adhering to investment policies and restrictions is the principal responsibility of the relevant fund manager, subject to oversight by Compliance. To assist in this, where possible all such restrictions will be coded in to the compliance module of our order management system AIM.

The principles in the US are exactly the same as under UK rules.

The pre and post trade compliance exception reports will be reviewed on a daily basis by Compliance who will take appropriate action to resolve any breaches. Any such breaches will be recorded in the incidents log in accordance with the Group error policy.

E.2	Trade aggregation and allocation policy

JOHCM is required to treat all customers fairly in undertaking and allocating investment decisions and trades. It is typical that in executing orders across a number of clients, a manager will want to aggregate orders in order to ensure that all clients get consistent terms.

We should note that since JOHCM fund management teams are subject to no central constraints or coordination of investment policy the timing of investment decisions by team A for stock X may be very different from the timing by team B for stock X.

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section E.	TRADING PRACTICES

Orders are executed by the central dealing desk in due order and allocated in proportion to the original fund managers decision. Where there are liquidity constraints which lead to orders for stock X from team A still being worked by the desk when an order from team B arrives the remaining orders will be aggregated to ensure that all clients get consistent terms.

The procedures and controls adopted in compliance with UK rules, which are summarised in items (a) to (e) below, will also ensure compliance for US purposes.

(a)	Execution of Fund Management Decisions

It is JOHCM Group policy that all transactions are executed by the central dealing desk. Details of their approach to Order Execution are set out in the Group Order Execution Policy, a copy of which is included in the Form ADV Part II.

Execution of trades will only be made through approved brokers. The details of the broker approval process are set out in the Order Execution policy.

(b)	Client Order Priority

A firm must execute client orders and own account orders fairly and in due turn. It is thus JOHCM policy that all client orders, or decisions to deal for a discretionary client, for a security must be filled prior to the execution of any own account transactions (in practice JOHCM does not deal for its own account in any event). This applies even when a client’s order cannot be executed because of its size or because it has been decided not yet to execute an order where there is discretion as to when to exercise it.

(c)	Timely execution

Once you have agreed or decided in your discretion to execute or arrange for the execution of a current client order in an investment, you must do so as soon as reasonably practicable unless reasonable steps have been taken to ensure that postponing the execution is in the best interests of the client.

(e)	Aggregation and allocation

An order from for a client may only be aggregated with other client orders or with own account orders where it is unlikely that this will work to the disadvantage of other clients. Whenever you believe that aggregation of an order from a client with other orders would be disadvantageous to that client then that client order must be executed on its own and before any other orders received subsequent to that original client order.

All allocations will be made on the day of execution and will normally be prorata to the original (aggregated) fund management decision. Allocation is done automatically in AIM based on the allocation decided by the fund manager as part of the investment

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section E.	TRADING PRACTICES

decision. If the transaction is partially executed, each execution is allocated on a pro rata basis unless the strict pro rata basis would result in excessive transaction costs for the client, sub economic or non market standard trading lots. Deviations from the pro rata basis are flagged by the system and are reviewed post trade by Compliance.

E.3	New Issues (IPO’s)

Allocation

Allocation on IPO’s has historically been subject to much regulatory comment as it has been felt that there have been a number of cases where allocation of IPO’s has been used by fund managers and others to favour certain clients. All clients should be treated fairly in consideration for participation in an IPO and in allocating shares received as a result of an IPO. The procedures set out for compliance under UK rules also hold good for US considerations.

Additional restrictions over IPO’s in the US

NASD (the “National Association of Securities Dealers”) implemented a rule in 2004 that is designed to protect the integrity of the public offering process by ensuring that:

•	NASD members make bona fide public offerings of securities at the offering price;

•	members do not withhold securities in a public offering for their own benefit or use such securities to reward persons who are in a position to direct future business to members; and

•	industry insiders, including NASD members and their associated persons, do not take advantage of their “insider” position to purchase new issues for their own benefit at the expense of public customers.

Under NASD Rule 2790, an NASD member generally would be prohibited from selling a “new issue” to any account in which a “restricted person” had a beneficial interest. The term “restricted person” includes most owners, and employees of a broker/dealer or a portfolio manager and their affiliates.

In 2007 the NASD merged with the New York Stock Exchange’s regulation committee to form FINRA, the Financial Industry Regulatory Authority. The principles of NASD 2790 however remain in force though they have now been renumbered as FINRA Rule 5130.

Specifically the following are not restricted persons and are therefore eligible to participate in an IPO:

•	An investment company registered under the 40Act

•	An investment company organised under non US legislation, with is listed on a stock exchange or authorised for sale to the public by a local regulator so long as no restricted person owns more than 5% of the fund

•	An ERISA plan which is qualified under Section 401(a) of the Inland Revenue Code

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Section E.	TRADING PRACTICES

•	A state or municipal government benefits plan that is subject to state and /or municipal regulation

•	A tax exempt charitable organisation under section 501(c)(3) of the Internal Revenue Code

Most US brokers will now ask us to sign a declaration, either at the time of an IPO related trade or on a rolling annual basis, which confirms that we and more particularly our participating clients are eligible to participate in the IPO. These declarations typically ask us to tick the category which makes us so eligible. The relevant wordings to tick will be the one that confirms that JOHCM is a “bank, foreign bank, broker dealer or investment adviser or other conduit and that all purchases of new issues are in compliance with this rule”:

E.4	Insider trading and the use of non-public information

As a registered investment adviser, we are prohibited from undertaking a purchase or sale in a security of any issuer, on the basis of material non-public information about that security or issuer.

A purchase or sale of a security of an issuer is on the basis of material non-public information about that security or issuer if the person making the purchase or sale was aware of the material non-public information when the person made the purchase or sale.

There are a number of defences that may be relied upon in event of an individual becoming aware of non-public information. There are 2 notable defences:

1.	A person’s purchase or sale is not on the basis of material non-public information if the person making the purchase or sale demonstrates that before becoming aware of the information, the person had made the decision to transact. There are detailed requirements that must be met to rely on this defence.

2.	A firm may demonstrate that a purchase or sale of securities is not “on the basis of” material non-public information if they demonstrate that:

a)	The individual making the investment decision on behalf of the person to purchase or sell the securities was not aware of the information; and

b)	The firm has implemented reasonable policies and procedures, taking into consideration the nature of the person’s business, to ensure that individuals making investment decisions would not violate the laws prohibiting trading on the basis of material non-public information. These policies and procedures may include those that restrict any purchase, sale, and causing any purchase or sale of any security as to which the person has material non-public information, or those that prevent such individuals from becoming aware of such information (i.e. chinese walls).

JOHCM is also subject to insider dealing and market abuse provisions under the FCA and UK statutory legislation which are summarised elsewhere in the compliance manual.

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section E.	TRADING PRACTICES

E.5	Best execution

In deciding how to execute orders, we have a duty to seek the best execution that is reasonably available for our orders.

The principles in the US are essentially the same as in the UK which are summarised in the group execution policy.

E.6	Soft dollar

These are known in the UK as soft commissions. There is the potential that “soft dollar” arrangements could result in a conflict of interest between an investment adviser and their clients. Investment advisers must use client assets for the benefit of clients. Advisers also have a duty, in executing client securities transactions, to seek to obtain the best net price reasonably available under the circumstances.

Despite the potential conflict of interest in such arrangements, regulators have agreed that such arrangements may be permitted provided firms comply with the certain conditions.

Whilst there are some differences in the detailed US rules on soft dollar arrangements but for most purposes we can operate using the UK rules without any conflict with the US rules.

E.7	Directed Brokerage

JOHCM would only undertake directed brokerage at the request of the underlying client. All agreements in respect of directed brokerage state that this will be on a best endeavours basis and that we would also only use the relevant broker if this met our best execution requirements.

We understand that clients typically use directed brokerage to cover costs of services offered by the broker, such as custody fees or to obtain rebates from selected brokers

The SEC has introduced additional rules over directed brokerage for investment companies. The amended rule prohibits funds paying for the distribution of their shares with brokerage commissions. JOHCM does not have any directed brokerage arrangements in place for US clients and certainly not where we are sub advisers to any investment companies. If any were set up, it would be between the Advisor and the brokers rather than between JOHCM and the brokers. However it is important that we are aware of the restriction.

E.8	Transactions with Affiliates, Switches and acting as Principal

The US regulations include numerous restrictions on the types of transactions which may be made by an investment adviser for its clients and also by an investment company where the parties to the transaction are connected – so called ‘Transactions with Affiliates’. The US rules start from a presumption that there will always be a conflict of interest in these circumstances and that such transactions should be banned or only permitted in certain specific circumstances.

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section E.	TRADING PRACTICES

It must be remembered that the rules are complex and investment managers and dealers when considering proposed trades must be alert to possible connected parties either of JOHCM, the fund client or other advisers to that client. Where there is any suggestion of a connection the circumstances must be discussed with Compliance before entering into the transaction.

The 40 Act defines an affiliate A of person B:

•	as any persons where there is a 5% or greater shareholding relationship either directly or

•	where A and B are under common control(control for these purposes is a 25% relationship)

•	any officer, director, partner, or employee of B; and

•	if B is an investment company, any investment adviser of B or any member of an advisory board of B

This section considers the rules in relation to 4 different types of transactions:

•	Transactions as principal

•	Transactions with brokers or others connected to JOHCM (“JOHCM Affiliates”)

•	Investing in funds managed or advised by a JOHCM company

•	Switches between funds or clients

Transactions as principal

There is a requirement that where we act as principal for our own account and knowingly sell any security to or purchase any security from a client, that we disclose to our client in writing before the completion of such transaction the capacity in which we are acting and obtain the consent of the client to such transaction.

At this time, JOHCM does not undertake principal transactions with clients. We do not trade on a proprietary basis.

Transactions with brokers or others connected to JOHCM (“JOHCM Affiliates”)

For non investment company clients if we were to intend using an affiliate for a brokerage transaction our policy and the brokerage rates must be disclosed in writing prior to execution and on a continuing basis to our US advisory clients. In all cases, the written consent must be obtained from our US client to the specific transaction.

Now that JOHCM is part of the BTIM Group and thus the wider Westpac Group we need to be aware that that group includes other investment advisers, a US broker dealer, regulated banks and other financial institutions. To avoid any affiliate related issues it is JOHCM policy not to conduct client business with any group affiliate.

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section E.	TRADING PRACTICES

Investing in funds managed or advised by a JOHCM company

The restrictions for investment advisors who manage US segregated accounts are contained in the Advisors Act. We may invest the funds of our non investment company and non-ERISA US segregated clients in investment companies or other collective investment funds managed by a JOHCM Group company, i.e. a fund affiliated to the Group, if:

•	the advisory fee is waived in respect of that investment (so that there is no double fee),

•	the client’s written consent is obtained,

•	the client is provided with the fund’s current prospectus, and

•	if the fees charged by the fund exceed the client’s negotiated advisory fee, the client must be informed

In practice it is most likely that clients will either invest on a pooled basis or on a segregated basis with no mixture and thus these issues will be avoided.

In the case of ERISA clients the rules on Affiliates limit us in investing in securities of the employer of the plan. Also we must not invest ERISA clients in our in-house funds as such transactions involve the risk of self-dealing or conflict of interest where we are likely to receive a benefit from such an investment contrary to our responsibilities as a Fiduciary under the ERISA regulations.

Switches between funds or clients

There is a requirement that where we act as broker between two clients and sell any security to or purchase any security between those client, that we disclose to our clients in writing before the completion of such transaction the capacity in which we are acting and obtain the consent of the client to such transaction. As this appears to have to be done before each individual transaction it is effectively impractical. The disclosure requirement however does not apply where such a transaction is undertaken through an unconnected broker and thus as is standard UK practice any such switches should be transacted on market. (The normal rules about best execution and rates of commission apply).

Custody

For segregated accounts the client will typically have appointed their own custodians and thus we as investment adviser will not have custody of assets.

A registered investment adviser that acts as general partner to a fund generally has custody of the assets of the fund for the purposes of the Advisers Act. In the case of JOHCM International Select Fund LP custody is immediately delegated to an independent custodian, Northern Trust, and they provide clients with the required quarterly statements of holdings and transactions. As a result we benefit from a safe harbour in respect of the more detailed custody requirements which otherwise would apply.

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Section E.	TRADING PRACTICES

E.9	Proxy voting and reporting

Investment advisers are required to:

•	Adopt and implement written policies and procedures that are reasonably designed to ensure that the adviser vote client securities in the best interest of clients, which procedures must include how the firm addresses material conflicts that may arise between its interests and those of its clients;

•	Disclose to clients how they may obtain information from the firm about how the firm voted with respect to their securities; and

•	Describe to clients proxy voting policies and procedures and, upon request, furnish a copy of the policies and procedures to the requesting client.

This information is included in our Form ADV Part 2.

E.10	Portfolio valuation

As investment adviser or sub-adviser, we are required to ensure that portfolio valuations produced are accurate and timely and have been reconciled from a stock, cash and pricing perspective to either the Custodian or the appointed Third Party Administrator.

The existing UK procedures will ensure compliance in this area.

E.11	Class Actions

Class actions are a feature of the US legal system which lead to collective action by or on behalf of a particular set of people (a class) to seek damages in compensation for an alleged wrong. Like many other sectors such actions do exist by or on behalf of shareholders against companies. There are a number of stages to the process which might impact on an investment adviser such as JOHCM who has invested monies for clients in particular company shares. The two most frequent are invitations by those mounting the action to join in a particular class action whilst it is being pursued. The second is where actions are successful the compensation is payable to all persons who match the criteria of the particular class whether or not they actually took part in the original legal action. In these circumstances it is the duty of the company paying the compensation or the lawyers who brought the action to contact all shareholders who might be eligible for compensation. The shareholder normally then has to complete a fairly simple form providing details of shareholdings at particular dates and return this within a set timeframe to prove his eligibility for compensation.

The SEC was concerned that investment advisers were ignoring class actions and failing to file for settlement amounts that are available for their clients i.e. they are failing to exercise their fiduciary duties. Settlement amounts are typically not very large but settlements are relatively numerous. The SEC wants investment advisers to have procedures in place so that someone in the organisation looks at notices of settlement and comes to a view as to whether or not to file for them. The point is not that investment advisers must necessarily file for settlement amounts, simply that they consider whether they should do so – it would be perfectly ok to take a de minimis approach in situations where the administrative hassle does not merit filing for the settlement amount in question.

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Section E.	TRADING PRACTICES

There is no suggestion that an investment adviser should monitor class action lawsuits or respond to papers relating to the mounting of lawsuits – the duty to consider only kicks in at the stage that the settlement is reached and communicated to the adviser.

All notices of class action settlements should be reviewed by Compliance. They should discuss the possible level of settlement, based on the relevant shareholdings, with Operations and if necessary the manager(s) of the funds concerned. The Compliance Officer will then decide whether JOHCM should file for settlement amounts and ensure that the necessary paperwork is filed with the appropriate external parties. In all cases a file note will be prepared explaining the rationale for seeking or not seeking settlement amounts.

The compliance monitoring programme will include on an annual basis a review of the files concerning class action notifications received and the adequacy of the records of decisions take re these actions.

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Chapter C.13	COMPLIANCE WITH US AND SEC REGULATIONS
Section F.	CODE OF CONDUCT

F.	CODE OF CONDUCT

The Advisers Act rules require a code of conduct to be established in relation to personal share dealing by certain advisory personnel.

The full details of the JOHCM Code of Conduct, which includes requirements concerning

•	Personal account dealing

•	Gifts and inducements (these include restrictions applicable to so called “Pay to Play” regulations)

•	Outside employment

•	Conflicts

•	Insider Dealing and Market Abuse

are set out in the Compliance for Individuals section of the Compliance manual

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Section G.	INVESTMENT COMPANY ACT

Introduction

The 1940 Act regulates all aspects of the activities of investment companies. The earlier sections of this manual provide a summary of those aspects which are directly applicable to JOHCM’s role as an investment adviser to investment companies. This Section seeks to provide an insight into the numerous other regulations in the 1940 Act and in tax legislation which impact on an investment company. Certain of these may not impact directly on us as investment advisers but are included here to provide a greater insight for all those involved with this area of business.

Investment and Portfolio Restrictions

The starting point for any client relationship must be the restrictions set out in the individual client IMA. In the case of an investment company these will have been set by the client against the background of a regulatory framework for such funds and will be documented in the fund’s prospectus and SAI. It is thus important that those managing such funds should be aware of this framework.

This regulatory framework falls into two broad categories:

•	Restrictions imposed by the Tax rules - discussed in the Section entitled “U.S. Federal Tax Requirements” below;

•	Restrictions due to the 1940 Act as discussed in this section.

The 1940 Act restrictions fall into a number of categories and are summarised below under the following headings:

•	Diversification

•	Industry Concentration

Diversification

The 1940 Act divides funds into “diversified funds” and “non- diversified funds”. A diversified fund must comply with the following diversification rules.

At least 75% of the company’s total assets must be in:

•	cash

•	US government securities

•	securities of other investment companies (subject to the restrictions set out below), or

•	other securities so long as that of any one issuer is not more than 5% of total assets and no holding is more than 10% of the issues outstanding voting shares.

The remaining 25% may thus be used to invest in items which do not meet the above criteria eg to purchase holdings which represent more than 10% of the shares of any one issuer.

A non-diversified fund does not have to meet these restrictions.

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The term total assets, when used in computing values for the purposes of this test means the gross assets of the company taken as of the end of the fiscal quarter of the company last preceding the date of computation.

Industry Concentration

The 1940 Act requires each registered investment company to include in its registration statement details of its policies in respect of concentration of investments in a particular industry.

The SEC take the view that unless a policy is specifically set out an investment company may not invest more than 25% of total asset value in the securities of issuers whose principal activity is in the same industry.

Investment in other Investment Companies

The 1940 Act limits acquisition of investment company shares by another investment company. The purpose of this limitation is to prevent layering of costs and pyramiding of control through a fund holding company. This limitation can be troublesome to some investment companies. For example, the best way for a fund to make a small investment in some markets may be through purchasing shares of another investment company that has a well-diversified investment in that market.

The 1940 Act limits an investment company’s ability to purchase shares in another investment company. Such acquisitions are not permitted if immediately after the purchase in aggregate:

•	It would own more than 3% of voting stock of the acquired company;

•	Securities issued by any one investment company represent more than 5% of the purchasing investment company’s total assets, or

•	Securities issued by all investment companies represent more than 10% of the purchasing investment company’s total assets.

Repurchase Agreement

In a repurchase agreement, an investment company or other party purchases a security from another party and enters into an agreement to resell the security to that party on a specified date at a specified price. The term of the repurchase agreement may be as short as one day, and the repurchase price is usually calculated on the basis of current short-term interest rates.

The SEC has established standards for repurchase agreements entered into between investment companies and broker-dealers on the theory they are securities issued by those brokers and dealers. The primary concern of the SEC was that the counterparty to a repurchase agreement would become insolvent during the term of the agreement, thus causing a loss to the investment company, or at least a delay in recovering its cash.

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In general, these guidelines require the investment adviser to determine that the bank or broker-dealer issuing the repurchase agreement is on an “approved list” changes to which must be approved by the Board of Directors quarterly. Such counterparties must meet certain requirements as to net capital and continuity of business operations. In addition security/collateral with a value at least equal to the repurchase price, plus accrued interest, must be maintained during the entire term of the agreement.

Leverage

Section 18 of the 1940 Act limits the ability of investment companies to issue senior securities (debt), and Section 8(b)(2) requires investment companies to include in its prospectus its policies on borrowing money or issuing senior securities.

The SEC have taken the position that virtually any liability that creates a risk of leverage may constitute a senior security and such transactions must always be “covered” through the establishment of a segregated account consisting of liquid assets or by other appropriate means. The assets providing the cover in the segregated account must consist of cash, US Government securities or other high grade liquid debt obligations with a value at least equal to the investment company’s obligations in relation to the transaction which gives rise to the leverage position.

Regarding interest rate, equity or currency swaps the SEC have taken the view that these transactions do not constitute the issuance of senior security so long as liquid securities are maintained in a segregated account with a value at least equal to the net amount of the excess, if any, of the investment company’s obligations over its entitlements to each interest rate, equity or currency swap accrued on a daily basis. For call options and short positions in futures and forward contracts, the amount set aside may not be less than the strike price or the market price at which the short position was established. In relation to spreads and straddles, the SEC has allowed investment companies, in determining the amount to be segregated, to consider the fact that fluctuations in the value of one leg of the transaction largely affects fluctuations in the other leg. Segregation requirements are also applied to reverse repurchase agreements, dollar roll transactions, when-issued transactions and swap agreements.

Stock Lending

In general investment companies may lend securities from their portfolio if full collateral is held in the form of liquid assets of value at least equal to the current market value of the securities loaned (including accrued interest) plus the interest payable to such investment companies for the loan, is maintained in a segregated account. Lending is not permitted to affiliated persons. No such stock lending may be undertaken without proper approvals from the funds involved. No such approvals are currently held and therefore any proposals for such transactions must be discussed with the Compliance Department prior to any action.

Cross & Circular Ownership

Section 20(c) of the 1940 Act prohibits cross ownership and circular ownership involving a registered investment company. Cross ownership exists between two companies when each

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company beneficially owns more than 3% of the outstanding voting securities of the other. Circular ownership exists between two companies when they are included in a group of three or more companies, each of which owns beneficially more than 3% of the outstanding voting securities of one or more of the other companies in the group, and has more than 3% of its own outstanding voting securities beneficially owned by another company, or by each of two or more other companies of the group.

US Federal Tax Requirements

There are a number of tax related issues which require that portfolios are constructed in particular ways or that certain types of transactions are undertaken or not undertaken by investment companies. If these restrictions are not followed, the Fund in question may suffer adverse tax effects. Where a fund is part of a series investment company, all funds within the series must comply. As a breach by one fund would indicate the tax status for all we must ensure our actions as advisers do not have a detrimental effect on other related funds.

It is therefore essential that all fund managers responsible for the management or advice for an investment company understand these restrictions.

Regulated Investment Company (“RIC”)

An entity which qualifies as a RIC for federal tax purposes is not subject to corporate level tax on income distributed to shareholders. In order to qualify as a RIC, the entity must meet a number of requirements which can be summarised under the following headings:

•	General

•	Qualifying Income Test

•	Short-Short Test

•	Diversification Tests

•	Distributions

Each of these is looked at in turn.

General

There are two general criteria

•	Organisation - A RIC must be a U.S. Corporation (including certain types of Trust) which is registered under the Investment Company Act.

•	Election - A RIC must make an election to be a RIC which it does by filing a particular federal tax return each year.

Qualifying Income Test

At least 90% of a RIC’s gross income for each taxable year must be derived from permissible sources. These permissible sources are:

•	Dividends: These must be included as of the later of the ex dividend date and the date of acquisition.

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•	Interest: Interest includes original issue discount as it accrues, market discount on short-term (one year maturity or less) U.S. government securities as it accrues and discount on bankers acceptances as it accrues.

•	Gains realised on sale of securities: Gains from disposals are to be recognised on trade date.

•	Options: The detailed rules can be discussed with Group Compliance where necessary.

•	Non-U.S. exchange gains on the sale of non-U.S. debt securities.

•	Partnership income: The character of a partnership’s gross income passes through to the RIC. i.e. if it is qualifying income for the partnership, it will be for the RIC.

The following, however, are not qualifying income:

•	gains from commodity transactions

•	reimbursement from investment advisers and managers

•	gains from the sale of real estate (property)

Short-Short Test

Less than 30% of a RIC gross income in any taxable year must be derived from the sale or other disposal of certain investments held for less than three months.

These instruments are shares, stock or securities; options, future or forward contracts (other than options, futures or forward contracts on non-U.S. currencies) or non-U.S. currencies (or options, futures or forward contracts on non-U.S. currencies), but only if such currencies are not directly related to the RIC’s principal business of investing in stock or securities (or options and futures with respect to stocks or securities). The rules for derivatives are complex and if they are to be undertaken for a RIC the fund manager concerned must discuss the transactions with Group Compliance before any action is taken.

The holding period for an investment begins on the day following the date that the instrument is acquired and ends on the date on which the instrument is sold. The relevant dates for these purposes are trade dates not settlement dates.

Diversification Tests

At the end of each quarter of the RIC’s taxable year, it must comply with two diversification tests:

•	50% Diversification Test: At least 50% of its total asset value must comprise cash and cash items (including receivables), U.S. Government securities, securities of other RIC’s and any other securities so long as that of a single issuer does not represent 5% of the RIC’s total asset value and is not more than 10% of the outstanding voting securities of the issuer.

•	25% Diversification Test: Not more than 25% of the value of a RIC’s total assets may be invested in the securities of any one issuer (other than U.S. government securities or the securities of other RICs) or of two issuers which the RIC controls and which are in the same or similar trades or businesses. For these purposes, the RIC controls the issuer if it has 20% or more of the combined voting power.

•

Exceptions to the Diversification Tests: A RIC will not fail either of the 50% or 25% tests if at the previous quarter-end it complied and the failure is due solely to market fluctuations rather than purchases. Nor will it be disqualified if it fails the test at a quarter-end (due to previous purchases) but corrects the non-compliance within 30 days.

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Distributions

There are two main constraints on distributions which we should be aware of:

•	A RIC must distribute at least 90% of its investment company taxable income (i.e. income other than net long-term capital gains in excess of net short-term capital losses) for the taxable year.

•	A RIC will be liable for a 4% excise tax unless it distributes to its shareholders at least 98% of its realised capital gains income (earned in the 12-month period to 31 October) and 98% of its ordinary income (based on a calendar year).

In both cases, it is likely that JOHCM will not be responsible for the detailed fund administration or distribution policy but we should be mindful of these constraints in managing RIC funds.

Reporting issues

Registered Investment Companies have a number of reports which they must file with the SEC and/or send to their shareholders.

General

Every registered company must file a post-effective amendment to its registration statement with the SEC on the appropriate form within 120 days of the end of its financial year.

Closed-ended investment companies do not have to file such a statement if the following information is transmitted to shareholders in their annual report to shareholders:

•	information required to be disclosed in the fund’s prospectus in relation to any dividend reinvestment plan;

•	material changes in the fund’s investment objectives or policies that have not been approved by shareholders;

•	changes in the fund’s charter or by-laws that would delay or prevent a change of control of the fund that have not been approved by the shareholders;

•	material changes in the principal risk factors associated with investments in the fund; and

•	changes in personnel primarily responsible for day-to-day management of the fund’s portfolio, including such new personnel’s business experience during the past five years and the length of time such personnel has been responsible for management of the portfolio.

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Annual & Semi-Annual reports to the SEC

Rules 30a-1 and 30b1-1 require every registered investment company to file with the SEC an annual and semi-annual report on form N-SAR. Form N-SAR must be filed with the SEC not more than 60 calendar days after the end of the company’s financial year, and end of the second financial quarter. Rule 30b2-1 requires that four copies of all annual and semi-annual reports (as well as quarterly reports, if prepared) be filed with the Commission within ten days after being mailed to shareholders.

JOHCM are not responsible for these filings but will be asked to provide reports and review drafts before they are filed.

Shareholder reports

Rule 30d-1 under the 1940 Act requires every registered investment company to send to shareholders at least semi-annually a report containing a listing of the investment company’s securities and certain financial statements. Shareholder reports must be mailed within 60 days after the end of the investment company’s annual and semi-annual fiscal period.

The Securities Exchange Act and the 1940 Act prescribe certain information which must be included in all proxy statements sent to shareholders of registered investment companies. Such material includes information in relation to the investment adviser, the amount of commission paid by the investment company during the most recent fiscal year, the process by which brokers are selected, financial information and certain information in relation to the board of directors of the investment company. In addition in certain states in the US where and investment company is incorporated may impose certain requirements as to the solicitation of proxies from fund shareholders.

JOHCM are not responsible for the despatch of these reports but will be asked to provide reports and review drafts before they are filed.

Directors Duties

In addition to the general fiduciary duty under the Investment Company Act and under U.S. State Law, Directors of investment companies are required by the Investment Company Act periodically to consider and approve certain agreements and procedures for their fund as well as various types of transactions undertaken.

The responsibility for co-ordinating Board Meetings for investment companies managed or advised by JOHCM rests with the lead adviser, administrators or the Fund’s lawyers and not with JOHCM and as a result, details of relevant procedures are not included here.

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Section H.	ERISA

Introduction

The Employee Retirement Income Security Act of 1974 (ERISA) governs the operation and administration of most private U.S. pension and welfare benefit plans. It imposes special duties on, and prohibits certain transactions by, persons such as investment advisers who are defined to be “fiduciaries” with respect to such plans.

This outline of the ERISA requirements only deals with those relevant to investment advisers whose involvement with ERISA plan is in managing the investment of their assets. It looks at:

•	Scope of ERISA

•	Fiduciary Duties and Status

•	Prohibited Transactions

ERISA is a highly complex piece of legislation and these notes are included here only for background information. In all cases ERISA related matters MUST be discussed with Compliance who will seek advice from US Counsel.

Scope of ERISA

Outline of the Regulations

There are many different types of retirement benefit plans in the U.S. In general, ERISA applies to retirement plans maintained by employees and/or unions for the benefit of employees. Thus typical corporate- maintained pension or profit sharing plans as well as union specific plans are subject to ERISA. There are, however, a number of U.S. retirement plans which are not or may not be subject to ERISA because of specific exemption:

•	Governmental and State Plans - A governmental or state plan is any plan maintained for employees by the U.S. government, the government of any state or political sub-division thereof or by any agency of any of them.

•	Church Plans - A church plan is any plan maintained for employees by a tax exempt church or convention or association of church.

•	IRA’s - IRA (Individual Retirement Accounts) are tax exempt vehicles through which individuals may save up to a specified amount of their earned income. They are not subject to ERISA unless they are maintained or contributed to by an employer.

•	In addition, a number of other categories of plans to which only employees or the self employed contribute are excluded from ERISA. These include so-called code S403(b) plans and Keogh or HR10.

In practice however many of these exempt plans will voluntarily choose to apply the requirements of ERISA to their plans.

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Fiduciary Duties and Status

Definition of a Fiduciary

ERISA and the regulations made under it contemplate that there will be a “named fiduciary” who is named in the plan’s constitution document and who is charged with overall responsibility for the operation of the plan. In addition to the “named fiduciary” any person will be a fiduciary with respect to an ERISA plan to the extent that they:

•	exercise any discretionary authority or control in relation to the plan or the disposition of the plan assets;

•	give investment advice or have responsibility to do so;

•	have any discretionary responsibility or authority for the plan’s administration.

Thus an external investment adviser, such as JOHCM, who has been appointed to manage the investments of a plan will be considered to be a fiduciary.

Plan Assets

Whether an investment adviser is managing “plan assets” when it is managing a pooled investment vehicle depends on whether assets of that pooled fund are deemed to include “pool assets”. A Department of Labor regulation (the DOL is one of the Federal Departments with responsibility for enforcing ERISA) provides that when ERISA plans invest in a pooled fund, that fund’s assets will not be deemed to include plan assets if:

•	The Fund is a registered investment company

•	The interests in the fund are registered under U.S. Securities Law

•	“Benefit plan investors” do not own 25% or more of the value of any class of equity interests in the fund

The last bullet point is particularly important in the context of our Delaware LP.

Fiduciary Duties

An ERISA fiduciary has a statutory obligation to discharge its fiduciary duties

•	solely in the interest of the plan participants and beneficiaries;

•	for the exclusive purpose of providing benefits to participants and their beneficiaries (or to pay reasonable expenses for administering the plan);

•	with the care, skill, prudence and diligence under the circumstances, then prevailing, that a prudent man acting in a like capacity and familiar with such matters would use;

•	by diversifying the investments of the plan (unless under the circumstances it is clearly prudent not to do so);

•	in accordance with the plan documents.

These standards will frequently overlap. For instance, if an investment adviser were to invest the plan in investments in which the fiduciary has an interest, the adviser’s actions may be questioned on the basis of compliance with the exclusive benefit rules as well as on the basis of the prudence and diversification requirements.

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Co-Fiduciary Liability

In principle, one ERISA plan fiduciary “A” will be liable for another fiduciary’s “B” breach of responsibility if:

•	“A” participates knowingly or knowingly conceals an act or omission of “B” which “A” knows is a breach;

•	If “A” fails to comply with his own duties and thereby enables “B” to commit a breach;

•	If “A” knows of a breach by “B”, unless “A” makes reasonable efforts to remedy the breach.

It is, however, possible under the ERISA rules for a Plan to agreed procedures for the allocation of fiduciary responsibilities and thus in order to limit our exposure to these considerations, the extent and duties to be assumed by us an investment adviser managing an ERISA plan must be clearly spelt out and limited by the terms of the investment advisory agreement.

Investment Duties

Further guidance on investment duties has been provided by DOL Regulations (29 CFR 2550.404a-1) which expand on what is required from an investment adviser. As already noted in the paragraphs on fiduciary duties, a fiduciary must discharge his duties with the skill, care, prudence and diligence that a prudent man acting in like capacity would use. These regulations say that these duties will be met by an investment adviser if they have:

•	Given “appropriate consideration” to facts and circumstances , which are known or should be known, and which are relevant to the particular investment or course of action including the role the investment or action plays in relation to the portfolio being managed by the adviser; and

•	Have acted accordingly

The regulations go on to explain that “appropriate consideration” shall include:

•	Whether the particular investment or course of action is reasonable designed, as part of the portfolio, to further the purposes of the plan, taking into account the risk of loss and the opportunity for gain, and

•	The following additional considerations:

•	The diversification of the portfolio

•	The portfolio’s liquidity and current return relative to the anticipated cash flow requirements of the plan

•	The projected return of the portfolio relative to the funding objectives of the plan

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In forming these opinions the investment adviser may rely on information about the plan provided for that purpose by the “appointed fiduciary” so long as the adviser does not known or has no reason to know that the information is incorrect.

Holding Foreign Securities

A fiduciary may not hold the title document for plan assets outside U.S. jurisdiction except under certain limited circumstances. As JOHCM typically would not provide custody services for U.S. clients this would not be an issue of concern for us.

Bonding

ERISA generally requires every fiduciary to be bonded, on a plan by plan basis, with respect to plan assets over which it has authority. The amount of the bond with respect to any plan’s assets must be not less than 10% of plan funds controlled subject to a maximum per plan of $500,000. This maximum level is increased to $1 million if the plan assets are invested in securities of any sponsor or contributing employer, unless these investments are via a pool such as a mutual fund.

The bond has to provide protection against loss through fraud or dishonesty by the fiduciary. Separate ERISA bonding is arranged by JOHCM in respect of its ERISA clients

Liability and consequences of Prohibited Transactions

If we breach our fiduciary responsibilities under ERISA we would be required to make good any losses suffered or surrender any profits gained.

In addition to this general breach of trust provision, there are further liabilities if we were to undertake any of the prohibited transactions discussed below.

These additional penalties are tax based and involve an initial tax of 5% of the amount involved in any prohibited transaction which tax is imposed on the “party interest” who participates in the prohibited transaction. If the prohibited transaction is not corrected within a specified period, an additional tax is imposed.

Prohibited Transactions

There are three general kinds of prohibited transactions under the ERISA regulations:

•	Transactions with an “interested party” (as defined)

•	Transactions where there is a conflict of interest or a risk of “self dealing”

•	Investments in Securities or property of the employer

The detail of each of these categories is looked at in turn.

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Transactions with an interested party

The ERISA regulations set out a number of types of transactions between a Plan and a so-called “party in interest” which are prohibited.

The prohibited transactions are very broad and are clearly intended to prevent persons from using their established business relationships with a Plan to the possible detriment of that Plan. To appreciate the possible extent of the definitions, a general example is attached to each. These examples are deliberately wider than those which might be applicable to JOHCM to illustrate the breadth of the restrictions.

Such prohibited transactions include any between a plan and a “party in interest” which (directly or indirectly) is:

•	A sale, exchange or leasing of property (in its widest sense), e.g. insurance policies issued by the corporate parent of an investment adviser to the plan;

•	Lending of money or other extension of credit, e.g. the operation of a margin account established by the plan with its brokerage firm;

•	Furnishing of goods, services or facilities, e.g. the corporate parent of a firm performing brokerage services for the plan, providing investment advisory services;

•	Transfer of plan assets to a “party in interest” or use of plan assets by or for the benefit of a “party in interest”, e.g. the purchase for the plan by its investment adviser of shares in a collective investment scheme to which that adviser or its affiliates provide services.

A “party in interest” is defined in the ERISA regulations as being:

•	A trustee, custodian, officer or employee of the plan.

•	The employer and any person who owns 50% or more of the employer.

•	A fiduciary or any person providing services to the plan, such as a plan administrator, a benefit consultant, a brokerage firm or investment adviser to the firm.

•	A relative of anyone within (a) - (c) above.

•	Any entity which is at least 50% owned by anyone within (a) - (c) above.

•	Any owner, such as a partner in a corporate parent, of anyone within (a) - (c) above.

Conflicts of Interest and Self Dealing

In addition to the above prohibited transactions, plan fiduciaries are also subject to prohibitions on transactions which might include self dealing or conflicts of interest. Generally, a fiduciary may not:

•	Deal with plan assets in his own interest or for his own account, e.g. the investment manager’s purchase for the plan of a mutual fund to which that adviser provides services.

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•	Act on behalf of a party whose interests are adverse to those of the plan, e.g. the plan’s investment manager engaging in a cross transaction involving the plan and another client of the adviser.

•	Receive consideration from a third party in connection with a transaction involving plan assets, e.g. the receipt of gifts, including meals and entertainment from another service provider to the plan.

Employer Securities and Property

ERISA prohibits a plan from acquiring or holding employer securities or real property in certain circumstances. In general terms a plan is prohibited from acquiring such assets if the value of securities or real property exceeds 10% of the total fair market value of the plan’s assets.

Exemptions

Although in many cases the various regulations flatly prohibit certain types of transaction there are certain exemptions from this basic ban including the following:

•	Arrangements with a “party in interest” to provide office space or legal, accounting or other services necessary for the operation of a plan.

•	The payment to a fiduciary of reasonable compensation for services rendered and reimbursement of expenses properly incurred.

•	Making loans to plan participants and their beneficiaries.

There are a limited number of other “class” exemptions known as “prohibited transaction class exemptions” or PTCE’s which contain specific conditions. Details may be obtained from the Compliance Department, if necessary.

ERISA operates by (1) prohibiting broad categories of transactions between plans and the people who manage or provide services to the plans, (2) providing statutory exemptions from all or part of the prohibitions for specific kinds of transactions and (3) permitting the Department of Labor (“DOL”) to grant individual or industry-wide exemptions (referred to as class exemptions) from all or part of the prohibitions for specific kinds of transactions. Therefore, analyzing whether a particular transaction is permissible is usually a two step process: first, does the transaction or service fall within the broad prohibitions? If so, then second, is any exemption available to permit the transaction or service? To the extent that an exemption is available, JOHCM must understand and strictly comply with the conditions set forth in the exemption. Failure to do so may render the exemption meaningless.

Class Exemption From The Prohibited Transaction Rules Of ERISA For Qualified Professional Asset Managers

In 1984, in recognition of the fact that the definition in ERISA of the term party in interest was so broad that it caused many beneficial and above board transactions to become prohibited, the DOL granted extensive relief to professional asset managers in their dealings with “remote” parties in interest with respect to their plan clients. PTCE 84-14 (the so-called

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“QPAM Exemption”) provides that if a plan that is managed by a qualified professional asset manager (“QPAM”) enters into a transaction described in section 406(a) of ERISA (such as loans, leases, provisions of services, etc. between a plan and a party in interest) which would otherwise be prohibited and if, at the time of the transaction,

a.	neither the party in interest nor any of its affiliates has, and during the immediately preceding one year did not exercise, the power to hire or fire the QPAM or to negotiate the terms of the QPAM’s management agreement (effectively excluding transactions with the employer sponsoring the plan and its affiliates),

b.	is not a party in interest with respect to a plan or plans of the same employer whose assets constitute 20% or more of the QPAM’s assets under management and

c.	the party in interest is not the QPAM itself or any of its affiliates,

then the transaction will not constitute a prohibited transaction if the QPAM alone negotiated the terms of the transaction (i.e., the QPAM must have discretionary control over the assets involved in the transaction, no plan sponsor veto is allowed) and those terms were arm’s length terms.

The exemption defines a QPAM to include:

•	a bank or savings and loan institution

•	insurance company or

•	a registered investment adviser with $50 million under management and shareholder’s equity as of the last day its most recent fiscal year of at least $750,000

Under this definition JOHCM Ltd is a QPAM.

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Appendix 1

This glossary has been prepared as a quick aide memoire to explain various US / SEC terminology. It is not intended to provide definitive definitions but rather to explain concepts often by reference to the equivalent UK terminology

10-K	Form filed annually with SEC by all companies whose securities are quoted in the US. Similar to a listed company annual report and accounts. Not applicable to JOHCM.

10-Q	Form filed quarterly with SEC by all companies whose securities are quoted in the US contains quarterly financial accounts information. Not applicable to JOHCM.

13D	Form requiring SEC filing of details of large holdings in individual US companies where these are acquired for “activist” reasons.. Normally JOHCM would file a short form 13G instead

13F	Form requiring SEC filing of details of US holdings where an investment adviser has discretion over more than $100 million of US securities in aggregate.

13G	Short Form version (alternative to 13D) requiring SEC filing of details of large holdings in individual US companies which may be filed where holdings are acquired in the normal course of business. Normally JOHCM would have filed a 13G instead of a 13D. However since we are not permitted to hold more than 5% of a US company (Westpac regulatory restriction) no filings should be required.

144A	Refers to rule 144A made under the Securities Act of 1933 which permits the sale of separate classes of restricted securities to be made to a Qualified Institutional Buyer (“QIB”) without the need to go through the full SEC registration process for such securities. Such 144A securities may only be sold to another QIB.

1940 Act	The Investment Company Act of 1940. Primary legislation which regulates the affairs of investment companies. Relevant to JOHCM as an investment adviser to investment companies

40 Act Fund	Another name for an Investment Company, also known as a mutual fund.

ADV	The Form required to be filed with the SEC by all investment advisers as part of the registration process. Provides public disclosure about the firm. Part I provides basic details about the advisers business including details of shareholders and directors, Part II provides further background to the firms activities including details of the services provided, types of clients, fee rates and business practices.

Advisers Act	The Investment Advisers Act of 1940. Primary legislation which together with Rules made under it regulates investment advisers such as JOHCM.

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Affiliate	The US regulations include numerous restrictions on the types of transactions which may be made by an investment adviser for its clients and also by an investment company where the parties to the transaction are connected – Affiliates

AIMR PPS	Association for Investment Management and Research – Performance Presentation Standards. Ethical standards used primarily by investment managers in the United States and Canada for creating performance presentations that ensure fair representation and full disclosure. These are the approved North American Country version of GIPS.

CFTC	Commodities Futures Trading Commission. The US Federal regulator for the commodities and futures markets

CFTC-40	Form to be completed by JOHCM on request from CFTC as part of their market surveillance activities to provide information on trades and underlying clients in respect of US exchange traded derivatives positions which are larger than specified levels.

Code of Ethics	Originally the document which set out the internal rules for personal share dealing by officers and employees of investment advisers and investment companies. Now further extended to cover conflicts of interest generally and often the firms ethical standards for doing business. We refer to this as our Code of Conduct.

Concept release	Pronouncement from the SEC with observations on and requests for comment on a particular issue or rule. Often a prelude to a rule proposal. Similar to an FCA Discussion Paper or Consultation Paper.

Diversified	A diversified fund (RIC), as defined in the 40 Act, is one that invested in cash, Government Securities, other investment companies and no more than 5% of its total assets in a single issuer. A non diversified fund is not required to comply with these investment restrictions.

DOL	Department of Labor – one of the Federal departments responsible for enforcing ERISA

EDGAR	The Electronic Data Gathering, Analysis and Retrieval system. The SEC’s online database through which companies and market participant file relevant data which is searchable by the public. Includes such documents as company prospectus filings, annual accounts for all US listed companies, mutual fund prospectuses and disclosures of significant holdings in quoted companies.

ERISA	The Employment Retirement Income Security Act of 1974. Wide ranging legislation which provides protection to employees in pension and welfare plans of private companies. Included within it provisions are obligations on investment advisers employed by such plans

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Exchange Act	The Securities Exchange Act of 1934 is one of the central pieces of US Federal securities legislation. It regulates the secondary market as well as certain participants in the securities markets.

Exemptive release	Issued by SEC staff to provide exemption from the operation of the securities laws and/or rules in relation to a particular transaction. Similar in concept to an FCA waiver.

FDIC	The Federal Deposit Insurance Corporation. The company that provides federally sponsored insurance covering bank deposits. Mutual funds are not FDIC insured.

FINRA	The Financial Industry Regulatory Authority The regulator of US securities brokers and dealers. A private sector firm not government.

FINRA Rule 5130	Former Rule limiting those persons to whom NASD member firms may offer participation in IPOs. Includes a requirement to obtain certification that participant is eligible.

GIPS	Global Investment Performance Standard. Provides a single global standard of investment performance reporting. Progressively taking over from approved country versions such as AIMR-PPS over the next few years.

ICI	The Investment Company Institute, the US trade body for investment companies. Similar to the Investment Managers Association (IMA) in the UK.

Investment Adviser	Generic US term for a regulated fund manager / adviser. JOHCM is a registered investment adviser.

Investment Company	US terminology for a collective investment scheme. Includes both closed ended and open ended funds. The most common form are so called mutual funds which are similar to UK Oeics (or unit trusts)

N-IA	Registration form filed with the SEC by new mutual funds

NASD	The former regulator of US securities brokers and dealers. A private sector firm not government. – Now merged with the NYSE regulation committee to form FINRA.

NASD Rule 2790	Former Rule limiting those persons to whom NASD member firms may offer participation in IPOs. Includes a requirement to obtain certification that participant is eligible. Now FINRA Rule 5130

No action letter	SEC staff response to requests for its view on whether it would recommend enforcement action in a particular transaction. They are known as “no action letters” as they typically state that the SEC staff will recommend no (enforcement) action by the SEC if the transaction is done in the manner described. Similar in concept to FCA formal guidance.

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N-SAR	Semi Annual return for registered investment companies to be filed with the SEC.

PATRIOT Act	The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism. Further strengthen the US rules concerning anti money laundering. Enacted post 9/11.

Qualified Institutional Buyer (“QIB”)

Someone who is able to buy 144A securities. The detailed definition is complex but includes any of the following acting on their own account of for the account of another QIB and in aggregate owns or manages over $100m of securities:

•       An insurance company

•       A registered investment company

•       A State employee benefit plan

•       An ERISA plan

•       An investment adviser

•       A bank or savings and loan association with net worth of over $25 million

•       A broker dealer

RIC	Regulated Investment Company

Sarbanes – Oxley	The Sarbanes – Oxley Act of 2002. This Act introduced a number of reforms to enhance corporate responsibility and financial disclosure and to combat corporate and accounting fraud.

SEC	The Securities and Exchange Commission. The US regulatory for securities firms, investment advisers, markets and accounting and financial reporting issues. An independent Federal agency.

Securities Act	The Securities Act of 1933 is one of the central pieces of US Federal securities legislation. It regulates the primary markets. All securities sold to the public in the USA (subject to limited exceptions e.g. 144A) have to registered under this Act

Series Trust	A type of Investment Company (40 Act Fund) akin to an umbrella fund which allows a number of sub-funds with differing investment strategies and sometimes different investment advisers to be part of one overall umbrella fund.

Soft dollars	Soft commissions

Solicitor	Someone who solicits business for / promotes the services of an investment advisor. Currently JOHCM does not employ a solicitor.

State registration	Investment advisers can be regulated by the local state or at the federal level by the SEC. Unlikely to apply to JOHCM without a local place of business.

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Statement of Additional Information (“SAI”)	A document describing a mutual fund which supplements the disclosures in the formal fund prospectus.

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CHAPTER B.7 PERSONAL DEALING RULES – CODE OF ETHICS

1. Introduction

These Rules apply to all Employees of the J O Hambro Capital Management Group. (see section 4 below)

This is an area that has always attracted attention from the regulators and which we are always asked about by institutional investors. It is thus of importance to all Employees. Adherence to these Rules is a fundamental and absolute condition of service with the Group. Violations of these Rules may result in the imposition of sanctions on the Employee, including suspension or dismissal from the Group’s employment.

In overview the Rules have the following main features:

•	They are part of a general ethical framework for doing business – (Full details in section 3)

•	They apply to everyone and their dependents (section 4)

•	They cover essentially all types of investments and transactions (section 6)

•	Pre-approval is required for ALL transactions covered by the rules(section 8)

•	Orders for clients must always come first and pa trades must not conflict with client trade activity (section 8)

•	Copy contract/confirmation notes must be uploaded onto Infopoint (section 10)

•	Quarterly confirmation of all transactions (section 11)

•	Annual confirmation of all holdings (section 12)

The Group will provide a copy of these Rules to each Employee promptly after the date of the Rules are adopted or changed or after the time such individuals become Employees.

2. Why do we have personal dealing rules?

Dealing in securities is fundamental to the business of the Group and no personal dealing activities will be tolerated which might in any way endanger the business reputation of the Group. Furthermore, the personal dealings of Employees must not interfere with the performance of their duties.

The overriding principle in all our dealings for clients is that we place the interests of our clients first. To assist in ensuring that we live up to this principle in relation to staff dealing arrangements, the Group has adopted these personal dealing rules (in U.S. terminology a Code of Ethics). They are designed to ensure that employee dealing is undertaken in such a way that it avoids actual or potential conflicts of interest, that the Employee does not abuse their position of trust and responsibility and that the Employee does not take inappropriate advantage of their position.

The personal dealing rules can thus be said primarily to provide protection to the Group’s clients but also protection for the Group itself and for individual Employees.

All Employees should remember that the spirit of these rules is as important as the letter of the rules.

3. General Ethical Principles

Fiduciary Principles. As a fiduciary, the Group owes an undivided duty of loyalty to its clients, and the Group expects its Employees to adhere to this duty.

Compliance with Law. The Group invests in a number of different countries and its aim is always to comply strictly with applicable laws and regulations. The Group expects each Employee to do so as well to the extent that such laws are applicable to them. This particularly applies to the rules set by the relevant regulatory bodies.

Purpose of these Rules. These Rules are designed to ensure, among other things, that personal securities transactions are conducted in accordance with the following principles:

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•	a duty at all times to place the interests of the Group’s clients first and foremost;

•	the requirement that all personal securities transactions be conducted in such a manner as to avoid any actual, potential or appearance of a conflict of interest or any abuse of an Employee’s position of trust and responsibility; and

•	the requirement that Employees should not take inappropriate advantage of their positions with the Group.

If there is any doubt about any situation it should be discussed with Compliance to agree the appropriate course of action.

Additional Prohibitions. In addition to the specific restrictions on certain personal securities transactions set out in these rules, all Employees are prohibited from:

•	employing any device or scheme to defraud any client or prospective client;

•	making to any client or prospective client any untrue statement of a material fact or omitting to state to such prospect or client a material fact necessary in order to make the statements made not misleading;

•	engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any client or prospective client;

•	engaging in any manipulative practice with respect to any client or prospective client; and

•	revealing to any third party (except in the normal course of his or her duties on behalf of a client) any non-public information regarding securities transactions by any client or the consideration by any client or the Group of any securities transactions.

4.	Who do the rules apply to?

These rules apply equally to all Employees including their immediate family or connected persons where the Employee has influence over the family’s or connected persons investment decisions. Employees for these purposes include Directors, full time employees, part-time and temporary employees and any other persons working within the Group’s premises for an extended period of time.

Employees should take all reasonable steps within their power to ensure that any member of their immediate family or others closely connected to them do not contravene the requirements of these rules.

If any Employee is unsure of whether they are allowed to deal in a particular investment they should consult Compliance.

5.	Prohibition on Insider Dealing and Market Abuse

Employees are required to adhere strictly to all applicable laws and regulations concerning insider dealing, market abuse and disclosure of material inside information such as those under UK and US legislation. Violations of these laws and regulations may result in disciplinary action by the Group as well as penalties under law.

In particular no dealing is permitted

a.	in any shares which have been placed on the stop list.

b.	an investment where the employee is in possession of inside information.

c.	an investment where to do so would cause a conflict of interest between the employee and a customer of the firm. (See section 8 & 9 below)

d.	In unquoted investment in shares of a company whose business is in direct competition to the firm in the area of investment management.

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6. What investments do the Rules apply to?

Transactions covered include:

•	buying

•	selling

•	subscribing for new issues (see note at the end of this section)

•	taking up of rights issues or similar

•	Tender offers

All types of investments are covered unless they are:

a.	Discretionary portfolios. No permission need be sought where a portfolio is managed by another management company on a totally discretionary basis. However, Compliance must be provided with details of the discretionary fund managers.

b.	Transactions and holdings in units or shares in open ended / mutual funds that are not managed or advised by a Group company

c.	Securities that are direct obligations of any government (e.g. UK Gilts or U.S. Treasuries).

d.	Money market instruments, such as bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements and shares in money market funds.

New issues / Initial Public Offerings (IPOs) - Employees are not permitted to participate in any new public issues unless it can be proved, to the satisfaction of Compliance, that the issue is genuinely open to all the public and that the potential allocations to the employee would not affect any proposed client orders.

7. Prior permission for Personal Investing Activities

The basic rule is that Employees are required to obtain permission before all personal dealing transactions. This is done by inputting details online on a Personal Account Dealing Application Form on the Compliance section of InfoPoint. Once completed, the form will be submitted for approval to Compliance. Once approved, dealing must take place within the following two days otherwise permission will lapse. A user manual for the PA Dealing System is available on the Compliance section within InfoPoint.

8. Managing Conflicts with Client Orders – Basic Rule

The basic rules which Compliance will follow when approving proposed personal trades and which Employees should be mindful of when seeking permission for a pa trade are:

a.	No pa trade may be undertaken (buy or sell) when there is a client order pending or where it is known or reasonably anticipated that an order will be placed for a client portfolio in the next 24 hours.

b.	No pa trade may be undertaken (buy or sell) until the second business day following the completion of a client order i.e. client deal completed Monday, employees can trade Wednesday

c.	investments acquired during the past two months cannot be traded. (any exceptions to this prohibition will require approval by Compliance which will only be given in exceptional circumstances)

9. Managing Conflicts with Client Orders – Practical Exemptions and considerations

The intention of these rules is not to prevent personal trades by Employees but to ensure they are undertaken in a controlled and transparent way which does not conflict with our duties to our clients.

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Equally we are aware that in an open ended fund business with regular daily flows the effect of the basic rules set out above would have the effect of meaning that many stocks would be off limits for extended periods of time. Set out below are a few practical exemptions and considerations which should be followed by Employees in seeking compliance approval for proposed trades.

a.	Where the proposed trade is in a highly liquid security and in small size the potential conflict / benefit would be small and very limited if any and therefore prior approval must still be sought and Compliance may approve personal trades in securities which are the constituents of the FTSE 100, CAC40, DAX, S&P 500, TOPIX or Hang Seng up to the value of £20,000 (or currency equivalent) per security per day even where there is an open client order or one is reasonably anticipated.

b.	Compliance will have discretion for deciding if a trade in a highly liquid security can proceed and the decision will be based on ensuring that clients’ interests are protected.

10. Contract Notes/Confirmations

Employees must ensure that a copy contract/confirmation note is uploaded onto the PA Dealing system on Infopoint within 30 days of execution or face a 30 day ban as well as disciplinary action. Employees should also promptly update Infopoint if they subsequently do not trade for which permission has been granted by changing the status to Not Dealt within Infopoint.

11. Quarterly Transactions reports

Employees will be required to confirm in writing within 30 days of the end of each calendar quarter that they have complied with the personal dealing rules and to confirm all transactions made in the quarter. Compliance will circulate a listing to each Employee of all transactions already notified.

12. Holdings Reports

Each Employee will be requested to provide the following reports to Compliance:

Initial Holding Reports. Within 10 days of becoming an Employee, each Employee must submit to Compliance:

a.	a signed or emailed confirmation of compliance with these Rules; and

b.	a listing of all investment accounts held with brokers or other financial institutions which fall within the scope of these Rules together with a listing of all personal holdings in those accounts or elsewhere. This information must be as at a date not more than 45 days prior to the date of becoming an Employee and include the title and type of security, number of shares, and principal amount of each reportable security. (Note that this information must contain details for all connected persons who fall within the scope of these rules as set out in section 4 above)

Annual Holdings Reports. Each Employee must on or before 31 May in each year, submit to Compliance an annual holdings report, which is as up to date as possible containing:

a.	a listing of all investment accounts held with brokers or other financial institutions which fall within the scope of these Personal Dealing Rules This must include information relating to all transactions which would have required permission to deal under the rules.

b.	a listing of all personal holdings in those accounts or elsewhere. This information must include the title and type of security, number of shares, and principal amount of each reportable security. (Note that this information must contain details for all connected persons who fall within the scope of these rules as set out in section 4 above)

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13. Review

Review Procedures. Compliance shall be charged with supervising compliance with these Rules. In this supervisory role, Compliance shall, among other things, review at least quarterly the reports submitted with respect to Employee securities transactions for that quarter in order to

•	ensure that adequate records are being kept under the FCA, MAS and SEC Rules and

•	determine if any Employee has failed to adhere to the pre-clearance procedures or trading restrictions under these Rules.

Interpretation. Compliance will interpret the provisions of these Personal Dealing Rules. Questions of interpretation should be directed to Compliance.

Reporting of Violations. All Employees, upon learning of any violation of these Rules, are expected to report the same promptly to Compliance in writing

Sanctions. If advised of a violation of these Personal Dealing Rules by any Employee, Compliance may impose such sanctions as are deemed appropriate. These may include a requirement to disgorge any profits made and may also include, subject to the normal disciplinary procedures, suspension or dismissal from the Group’s employment.

14. Outsourcing

Implementation of the MiFID rules extended the scope of personal account dealing rules to cover individuals who are involved in the provision of services to the firm under an outsourcing arrangement (a relevant person).

In order to ensure compliance with this aspect of the FCA rules, JOHCM have received confirmation from those firms who fall within the definition of outsourcing (See Chapter II.2 of this manual) that that they will provide JOHCM with that information promptly on request.

Records. The Group must maintain and preserve the following records which shall be available for examination by representatives of the FCA. In accordance with the relevant regulatory requirements these records will be kept in an easily accessible place for a period of not less than five years following the end of the year in which the “event” occurs, the first two years in the Group’s principal place of business.

a.	a copy of these Rules and any other rules or code which has been current at any time within the past five years;

b.	a record of any violation of these Rules and of any action taken as a result of such violation;

c.	a copy of each report made by Employees or others required by these Rules

d.	a list of all persons who are required, or within the past five years have been required, to comply with the Rules; and

e.	a record of any approval, and where necessary the reasons supporting the decision, to approve a transaction by an Employee in securities as provided under these Rules

Confidentiality. All reports of securities transactions and any other information filed pursuant to these Rules shall be treated as confidential, except to the extent required by law

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